Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2012, relating to the consolidated financial statements of Allied Nevada Gold Corp. (the “Company”) and internal control over financial reporting of the Company included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

August 17, 2012